                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                   __________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                   __________


            GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1994-A
                       By Green Tree Manufactured Housing
               Net Interest Margin Finance Corp. I., as Depositor
             (Exact name of registrant as specified in its charter)



              Delaware                                    41-1775250
(State of Incorporation or organization)    (IRS Employer Identification number)

1100 Landmark Towers, 345 St. Peter Street, St. Paul, MN  55102-1639
     (Address of principal executive offices)             (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                             Name of each exchange on which
  to be so registered                             each class is to be registered
  -------------------                             ------------------------------

                                      NONE
                                      ----

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

     Securities Act registration statement file number to which this form relates: 033-51935


        Securities to be registered pursuant to Section 12(g) of the Act:

           Securitized Net Interest Margin Certificates Series 1994-A issued by Green Tree Securitized Net Interest Margin Trust 1994-A
        -----------------------------------------------------------------

                                 Title of Class
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrants' Securities to be Registered.

          Reference is made to the Registrant's Amendment No. 5 to Registration Statement on Form S-1, Registration Statement No. 033-51935, and the Prospectus contained therein in the form filed under Rule 424(b)(4) with the Commission on March 16, 1994 under the section entitled "Description of Certificates" on page 35, which is incorporated herein by reference.

Item 2.   Exhibits.

          The following Exhibits are incorporated by reference to the corresponding Exhibit on the Registrant's Form 8-K Report filed May 16, 1994, Commission File No. 000-11652.

      Exhibit No.     Description
      -----------     -----------

          4.1 Trust Agreement between Finance I, Finance II and Wilmington Trust Company, as Trustee

          4.5         Finance I  Note

          4.6 Servicing Agreement between Green Tree Financial Corporation and the Trust

          4.7         Security Agreement between Finance I and the Trust

          4.8         Administration Agreement among the Trust,
                      First Trust National Association, as Administrator, and Wilmington Trust Company, as Trustee
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                                   SIGNATURE



       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                            Green Tree Net Interest Margin Trust 1994-A
                            By  Green Tree Manufactured Housing Net
                              Interest Margin Finance Corp. I
                                as Depositor



                            By:       /s/ Phyllis A. Knight
                               ------------------------------------------
                               Name:  Phyllis A. Knight
                               Title: Senior Vice President and Treasurer



Dated: March 5, 1999